EXHIBIT 4.102
                                                                   -------------

                                                                  EXECUTION COPY








                                 AMENDMENT NO. 2

                                       TO

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                           dated as of March 25, 2003

                                      among

                            RENTAL CAR FINANCE CORP.,
                                    as Lessor

                     DTG OPERATIONS, INC., formerly known as
                        Dollar Rent A Car Systems, Inc.,
                            as a Lessee and Servicer

                                       and

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                        as Master Servicer and Guarantor

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                                 AMENDMENT NO. 2
              TO MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
              -----------------------------------------------------

     This Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement dated as of March 25, 2003 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation, as Lessor ("Lessor"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation, as a Lessee and Servicer ("Lessee"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer and Guarantor (in such capacity, the "Guarantor") (Lessor, Lessee and the Guarantor are collectively referred to herein as the "Parties").

                                    RECITALS:
                                    --------

     A. Lessor, Lessee and the Guarantor entered into that certain Master Motor Vehicle Lease and Servicing Agreement dated as of March 6, 2001, as amended by Amendment No. 1 to Master Motor Vehicle Lease and Servicing Agreement dated as of December 12, 2002 (collectively, the "Master Lease"); and

     B.   The Parties wish to amend the Master Lease as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Master Lease.

     2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree to amend the Master Lease as follows:

          (a)  By adding a new Section 5.6 which states the following:

               5.6 Allocation of Rent and Charges. Rent and other charges paid in respect of any Vehicles and any Due Date shall first be allocated to the payment of Monthly Variable Rent or Monthly Finance Rent, due for such Vehicles, as applicable, then to the Availability Payment due for such Vehicles and then to the payment of the remaining Rent obligations and other charges due for such Vehicles.

          (b) By deleting the first sentence of Section 9 and replacing it with the following:

               Each Lessee, at its expense, shall be responsible for proper registration and licensing of the Vehicles leased by it hereunder, and the titling of such Vehicles in the name of the Lessor (in the case of Acquired Vehicles and Texas Vehicles) or the Lessor or such Lessee, as applicable (in the case of Financed Vehicles), in each case with the Lien of the Master Collateral Agent noted thereon, and where required, each Lessee shall or shall cause the related Franchisees to have Vehicles inspected by any appropriate governmental authority; provided, however, that notwithstanding the foregoing, unless a Liquidation Event of Default shall have occurred and be continuing, possession of all Certificates of Title shall remain with each Servicer of the related Vehicles or the Master Servicer with such Certificates of Title to be held in trust, as agent of and custodian for the Master Collateral Agent; provided further that, if a Liquidation Event of Default shall have occurred and be continuing, the Master Collateral Agent shall have the right to take possession of all such Certificates of Title immediately from each Servicer and the Master Servicer, as applicable.

          (c) By deleting Section 17.1.1 in its entirety and replacing it with the following:

               "17.1.1 there occurs a default in the payment of (i) any Monthly Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payment, Casualty Payment, Late Return Payment,
               Monthly Supplemental Payment, Availability Payment or (ii) any other amount payable under this Lease, and, any such case, the continuance thereof for five (5) Business Days after notice thereof by the Lessor, the Master Collateral Agent or the Trustee to the applicable Lessee and the Guarantor;"

          (d) By deleting Section 17.2 in its entirety and replacing it with the following:

               17.2 Effect of Lease Event of Default. If (i) a Lease Event of Default described in Section 17.1.1(i), 17.1.2 or 17.1.5 shall occur, then the Monthly Base Rent, the Monthly Supplemental Payment and Casualty Payments (in each case calculated, with respect to Financed Vehicles, as if all such Financed Vehicles had become a Casualty for the Related Month), the Monthly Variable Rent, the Availability Payment and the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under all Outstanding Series of Notes included in the Group III Series of Notes were then due and payable in full), Termination Payments and Late Return Payments shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable or (ii) any other Lease Event of Default or any Liquidation Event of Default shall occur, the Lessor or the Trustee may declare the Rent and all other charges and payments (calculated as described in clause (i) above) to be due and payable, whereupon such Rent and such other charges and payments (as so calculated) shall, subject to Section 17.5, become immediately due and payable.

          (e) By deleting "$25,000,000" in each place contained in Section 18.1 and replacing each with "$40,000,000".


          (f) By deleting Section 25.5 in its entirety and replacing it with the following:

               "Section 25.5 No Financed Vehicles. Notwithstanding anything to the contrary contained in this Lease, submit requests to or otherwise lease, or cause to be leased, hereunder any Financed Vehicles without the prior written consent of the Required Beneficiaries, each Enhancement Provider with respect to each Group III Series of Notes and the Rating Agencies (which consent of the Rating Agencies may be evidenced by a written confirmation by such Rating Agencies that the leasing of such Financed Vehicles by RCFC under the Financing Lease will not result in the reduction or withdrawal of the then current ratings on each outstanding Group III Series of Notes)."

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Master Lease specifically referred to herein and any references in the Master Lease to the provisions of the Master Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provisions. Pursuant to Section 22 of the Master Lease, the Lessor, the Lessees and the Guarantor may enter into an amendment to the Master Lease provided that the Master Collateral Agent and the Trustee, the Required Group III Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group III consent thereto in writing.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        LESSOR:
                                        ------

                                        RENTAL CAR FINANCE CORP.,
                                        an Oklahoma corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer

                                        LESSEE:
                                        ------

                                        DTG OPERATIONS, INC., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer

                                        GUARANTOR:
                                        ---------

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        a Delaware corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer

     The following hereby consent to the foregoing Amendment as of the day and year first above written.

                                        MASTER COLLATERAL AGENT AND TRUSTEE:
                                        -----------------------------------

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        formerly known as Bankers Trust Company, a New York banking corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                        GROUP III NOTEHOLDERS:
                                        ---------------------

                                        AMBAC ASSURANCE CORPORATION, a
                                        Wisconsin-domiciled stock insurance
                                        corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                        MBIA INSURANCE CORPORATION

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                        ENHANCEMENT PROVIDERS:
                                        ---------------------

                                        CREDIT SUISSE FIRST BOSTON, CAYMAN
                                        ISLANDS BRANCH

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        JPMORGAN CHASE BANK

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                        DRESDNER BANK AG

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________